SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934




Date of Report:  July 2, 1998
(Date of earliest event reported)



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Commission        Registrant; State of Incorporation             IRS Employer
file number          Address; and Telephone Number            Identification No.
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
  1-11337         WPS RESOURCES CORPORATION                        39-1775292
                  (A Wisconsin Corporation)
                  700 North Adams Street
                  P. O. Box 19001
                  Green Bay, WI 54307-9001
                  920-433-1466

  1-3016          WISCONSIN PUBLIC SERVICE CORPORATION             39-0715160
                  (A Wisconsin Corporation)
                  700 North Adams Street
                  P. O. Box 19001
                  Green Bay, WI 54307-9001
                  920-433-1466

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ITEM 5.   Other Events.
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        On July 22, 1998, WPS Resources Corporation ("WPSR") issued a press release announcing financial results of WPSR for the three-month and six-month periods ended June 30, 1998. A copy of this press release is attached as
Exhibit 99.1 hereto and is incorporated herein by reference.

        On July 2, 1998, the Public Service Commission of Wisconsin ("PSCW") approved an agreement by Wisconsin Public Service Corporation ("WPSC") and Alliant Utilities - Wisconsin Power and Light Company ("WP&L") to replace the steam generators at the Kewaunee Nuclear Power Plant ("KNPP"). The steam generators have been in use since the KNPP began operations in 1974, and tubes contained in the generators have begun to wear out, reducing the electricity that the KNPP can produce. The new steam generators will return the KNPP to its full capacity of approximately 530,000 kilowatts compared to its current 500,000 kilowatt capacity. The license to operate the KNPP expires in 2013. Steam generator replacement is to begin in the spring of 2000 at an estimated aggregate cost of approximately $90 million. WPSC's share of this cost will be approximately $53.5 million.
On July 2, 1998, the PSCW agreed that WPSC and WP&L can recover their investment in the new steam generators and any other unrecovered KNPP capital costs in retail rates utilizing sum-of-the-years digits accelerated depreciation over a period of 8-1/2 years following the completion of the project.

        Madison Gas and Electric Company ("MG&E") has appealed the PSCW's order which authorized KNPP steam generator replacement to the circuit court of Dane County, Wisconsin. WPSC and MG&E have entered into a letter of intent to consummate certain transactions which would result in the settlement of MG&E's opposition to the steam generator replacement and the dismissal of MG&E's appeal. WPSC and MG&E anticipate executing a definitive settlement agreement in August 1998. WPSC and WP&L are currently negotiating an amendment to the KNPP joint power supply agreement to govern the operation of the KNPP and related matters following the transfer of MG&E's interest to WPSC.

        These proposed agreements contemplate the following:

        1) Immediately preceding the commencement of the KNPP steam generator replacement, MG&E will transfer its 17.8% interest in the KNPP to WPSC in exchange for an interest in a WPSC combustion turbine generating facility or other WPSC assets having an aggregate book value at time of transfer approximately equal to the book value of MG&E's interest in the KNPP (estimated at approximately $10 million) with any difference being settled in cash. Following the ownership transfer, MG&E, in satisfaction of its decommissioning responsibilities, will transfer to the WPSC qualified decommissioning trust the net assets in the MG&E qualified decommissioning trust which will be fully funded as of the date of ownership transfer and will transfer funds to the MG&E nonqualified decommissioning trust which, together with amounts then held in such trust and in the qualified decommissioning trust, are deemed to be sufficient, pursuant to a funding plan approved by the PSCW, to fund fully MG&E's estimated share of

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            the costs of decommissioning the KNPP.  MG&E will irrevocably devote the MG&E nonqualified decommissioning trust to satisfy KNPP decommissioning obligations. If the amounts available from these decommissioning trusts shall for any reasons which develop after the transfer exceed or be less than the KNPP decommissioning costs applicable to MG&E's original interest in the KNPP, WPSC expects that such deviations would be reflected in retail rates. WPSC will also grant to MG&E an option exercisable prior to the commencement of steam generator replacement to enter into agreement with WPSC to purchase power, for a two-year term following the ownership transfer, in an amount equal to any excess in capacity of the interest in the KNPP transferred by MG&E to WPSC over the capacity of the interest in any generating facility transferred in exchange by WPSC to MG&E. Under this agreement, capacity would be sold by WPSC at a price reflecting the cost of a new generating facility.

        2) Following the transfer of MG&E's ownership interest in the KNPP to WPSC, WPSC will own 59% of the KNPP and WP&L will own 41% of the KNPP. WPSC will continue to operate the KNPP. MG&E will not be liable for any part of the steam generator replacement costs or for liabilities arising out of the operation of the KNPP following the ownership transfer. MG&E will remain liable for its share of any liabilities arising from the operation of the KNPP prior to the transfer of ownership, including MG&E's responsibility for disposal of spent fuel utilized prior to the transfer of ownership.

        3) WPSC and WP&L will amend the joint power supply agreement relating to the KNPP. Under the amended agreement, WPSC will be able to control decisions relating to the operation of the KNPP. Both WPSC and WP&L, however, will under certain circumstances have the right, upon 12 months prior notice, to cause the other party to agree to the shutdown and decommissioning of the KNPP or to require the purchase of its interest in the KNPP by the other party. The purchase price of the transferred interest would equal the portion of the book value for regulatory purposes of the KNPP represented by the interest being transferred. The right to require shutdown or purchase could be exercised (i) at such time that the book value of the interest in the KNPP of the party exercising such right, exclusive of any capital investments made subsequent to the steam generator replacement, is $5,000,000 or less, which would not occur until about 2006, (ii) at any time subject to a 30% reduction in the purchase price, unless energy generated from the KNPP is not then subject to retail rate regulation, or
            (iii) at any time for "cause" which includes (a) a material failure by WPSC to meet agreed upon operation and maintenance standards which remains uncured 90 days after notice of such failure, (b) the failure of the parties to resolve certain material disagreements respecting the KNPP non-fuel operating and maintenance budget or capital budget, (c) the existence of material deviations of actual costs from such budgets and

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            (d) the refusal, under certain circumstances, of WPSC to
            transfer the operations or assets of the KNPP to a nuclear operating or generating company. Either party will also have the right to purchase the other party's interest in the KNPP to enable such party to transfer the operations or assets of the KNPP to a nuclear operating or generating company.

        WPSC believes that the right of either party to require the other to agree to KNPP shutdown and decommissioning or to purchase such party's interest is unlikely to be exercised in the near term because in the case of an exercise of such right for cause, the triggering events are unlikely to occur in light of the historic operational experience of the KNPP and because an exercise not for cause would be subject to a 30% reduction in purchase price so long as the KNPP remains subject to retail rate regulation. If exercised in 2006 or thereafter, such exercise would occur at a time when the book value of the owners' investment in the KNPP had been substantially or fully depreciated and recovered in retail rates.

        All of the foregoing proposed agreements are subject to the execution of definitive documents and the receipt of required regulatory approvals.

        On July 7, 1998, WPSR's wholly-owned subsidiary, WPS Power Development, Inc. ("PDI"), announced that it had entered into an agreement to purchase generating facilities with 92 megawatts of aggregate capacity from Maine Public Service Company and its subsidiary, New Brunswick Electric Power Company, for a purchase price of $37.425 million. The transaction is contingent upon receipt of required regulatory approvals. PDI intends to finance the purchase through non-recourse project financing.

        On July 9, 1998, PDI announced that it had entered into a joint venture with an affiliate of EarthCo, a Nevada corporation, to turn residue from coal mining at the Alabama Land & Mineral site in Jasper County, Alabama into usable energy briquettes. At full production, more than 400,000 tons of coal dust or "fines" will be processed annually by mixing the fines with a binding compound to form briquettes. The project began operation in late June 1998 and is eligible to receive federal tax credits because of the briquettes' status as a synthetic fuel. PDI has invested less than $10 million for a two-thirds interest in the project.


ITEM 7.   Financial Statements and Exhibits.
------    ---------------------------------

          (c) Exhibits.
              --------

              99-1 WPS Resources Corporation (WPSR) press release dated July 22, 1998 announcing financial results of WPSR for the three-month and six-month periods ended June 30, 1998.

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                                SIGNATURES
                                ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WPS RESOURCES CORPORATION



                                   By:  /s/  Ralph G. Baeten
                                        -------------------------------------
                                             Ralph G. Baeten
                                             Treasurer




Date:  July 22, 1998


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                                SIGNATURES
                                ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WISCONSIN PUBLIC SERVICE CORPORATION



                         By:  /s/  Ralph G. Baeten
                              -----------------------------------------------
                                   Ralph G. Baeten
                                   Vice President-Treasurer




Date:  July 22, 1998


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